Exhibit 8
Linklaters LLP
1345 Avenue of the Americas
New York, NY 10105
Telephone (1) 212 903 9000
Facsimile (1) 212 903 9100
Republic of South Africa
National Treasury
Private Bag X115
Pretoria, 0001
South Africa
May 27, 2009
Dear Sirs,
Republic of South Africa (the “Issuer”)
$1,500,000,000 6.875% Notes due 2019 (the “Securities”)
1	We have acted as counsel to the Underwriters (as defined below) in connection with the offering by the Issuer, pursuant to the Registration Statement (No. 333-146334) on Schedule B relating to the Securities and other securities of the Issuer (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), of the Securities.

2	This opinion is limited to the federal income tax laws of the United States, and we express no opinion as to the effect of the laws of any States of the United States or any other jurisdiction.

3	For the purpose of this opinion, we have examined the Registration Statement, including the Prospectus, dated November 15, 2007, as amended and as supplemented by Amendment No. 1 to the Registration Statement dated November 15, 2007, the Prospectus Supplement, dated May 19, 2009 (the “Prospectus Supplement”), the Amended and Restated Fiscal Agency Agreement, dated May 15, 2003 (the “Fiscal Agency Agreement”), between the Issuer and Deutsche Bank Trust Company Americas, as fiscal agent (the “Fiscal Agent”), a copy of the Securities in global form as executed by the Issuer, the Pricing Agreement, dated May 19, 2009 (the “Pricing Agreement”), between the Issuer and Barclays Capital Inc. and J. P. Morgan Securities Inc., as Representatives of the Underwriters set forth therein (the “Underwriters”), the Underwriting Agreement, dated September 26, 2007 (the “Underwriting Agreement”), of the Issuer incorporated by reference in the Pricing Agreement and such certificates and other documents, and such questions of law, as we have considered necessary or appropriate. We have assumed that the Issuer has the power to execute and deliver the Underwriting

Agreement, the Pricing Agreement, the Securities and the Fiscal Agency Agreement, and perform its obligations thereunder, that the Underwriting Agreement, the Pricing Agreement, the Securities and the Fiscal Agency Agreement have been duly and validly authorized, executed and delivered under the laws of the Republic of South Africa by the Issuer, that the Securities conform to the forms examined by us and that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

4	We are of the opinion that the statements set forth under the heading “Taxation—United States Taxation” in the Prospectus Supplement, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities.

5	The foregoing opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations, rulings and judicial decisions, in each case as in effect on the date hereof, and this opinion may be affected by amendments to the Code or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof. We express no opinion other than as to the federal income tax laws of the United States of America, and we undertake no responsibility to update or supplement our opinion.

6	We hereby consent to the filing of this opinion as an exhibit to the Amendment to South Africa’s Annual Report on Form 18-K for its Fiscal Year ended March 31, 2008. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Yours faithfully,

/s/ Linklaters LLP
Linklaters LLP